                                                                     EXHIBIT 1.1


                                4,500,000 SHARES

                          DIGITAL THEATER SYSTEMS, INC.

                                  COMMON STOCK

                         FORM OF UNDERWRITING AGREEMENT

                                                              November ___, 2003

SG COWEN SECURITIES CORPORATION
     WILLIAM BLAIR & COMPANY
     THOMAS WEISEL PARTNERS LLC
     U.S. BANCORP PIPER JAFFRAY, INC.
     As Representatives of the several Underwriters
c/o SG Cowen Securities Corporation
Financial Square
New York, New York 10005

Dear Sirs:

1. Introductory. Digital Theater Systems, Inc., a Delaware corporation (the "Company") proposes to issue and sell 1,500,000 shares (the "Company Firm Stock") of the Company's Common Stock, $0.0001 par value (the "Common Stock"), and the selling stockholders named in Schedule B hereto (the "Selling Stockholders") propose to sell 3,000,000 shares of Common Stock (the "Selling Stockholder Firm Stock"), pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"). The Company Firm Stock and the Selling Stockholder Firm Stock so proposed to be sold are collectively referred to herein as the "Firm Stock". The Company also proposes to sell to the Underwriters, upon the terms and subject to the conditions set forth in Section 3 hereof, up to an additional 675,000 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock". SG Cowen Securities Corporation ("SG Cowen"), William Blair & Company, Thomas Weisel Partners LLC and U.S. Bancorp Piper Jaffray, Inc. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

2. (I) Representations and Warranties of the Company and the Principal Selling Stockholders. The Company and, solely with respect to the representations and warranties set forth in Sections 2(I)(b), (c), (d), (e), (f), (g), (h), (m),
(t), (u) and (h)(h), the Selling Stockholders identified in Schedule B hereto as the "Principal Selling Stockholders" (collectively, the "Principal Selling Stockholders"), represent and warrant to, and agree with, the several Underwriters as follows, provided, however, that the representations and warranties of each of the Principal Selling Stockholders set forth in this
Section 2(I) shall be made only as to such Principal Selling Stockholder's knowledge:

      (a) A registration statement on Form S-1 File No. 333-110120 (the "Initial Registration Statement") in respect of the Stock has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto,
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                                                                               2

      each in the form heretofore delivered to you for each of the other Underwriters, and, excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the Commission promulgated thereunder, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statements"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

      (b) The Initial Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus and any amendments or supplements to either of the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and any amendment or supplement thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statements or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

      (c) The Company and each of its subsidiaries (as defined in Section 14) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

      (d) This Agreement has been duly authorized executed and delivered by the Company.
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                                                                               3

      (e) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Prospectus.

      (f) The Company has an authorized capital stock as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company other than such rights that have been waived. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than as set forth in the Prospectus.

      (g) All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus or pursuant to liens set forth in that certain Revolving Credit Agreement, dated as of October 24, 1997, between the Company and Imperial Bank (Comerica), as amended, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. The Company owns or controls, directly or indirectly, only the following corporations, associations or other entities: DTS Consumer Products, Inc., a Delaware corporation; DTS Entertainment, LLC, a Delaware limited liability company; Digital Theater Systems (UK) Limited, a United Kingdom private limited company; DTS (BVI) Limited, a British Virgin Islands limited liability company; DTS (Asia) Limited, a Hong Kong limited liability company; DTS China Holding Limited, a British Virgin Islands limited liability company; DTS China Licensing (Hong Kong) Limited, a Hong Kong limited liability company; and Guangzhou DTS Digital Theater Systems Co., a wholly foreign owned entity registered in the People's Republic of China.

      (h) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject,
      (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except any conflicts, breaches or violations with respect to (i), (ii) and/or (iii) which, singularly or in the aggregate, would not have a Material Adverse Effect.

      (i) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, the National Association of Securities Dealers, Inc. and the Nasdaq National Market in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.
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                                                                               4

      (j) The Company has taken all necessary actions to ensure that it is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") that are in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon the effectiveness of such provisions.

      (k) The Company has taken all necessary actions to ensure that it is in compliance with all applicable corporate governance requirements set forth in the Nasdaq National Market System ("Nasdaq") Marketplace Rules that are in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and at all times after the effectiveness of such requirements.

      (l) PricewaterhouseCoopers LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statements and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

      (m) The financial statements, together with the related notes and schedules, included in the Prospectus and in each Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The financial statements, together with the related notes and schedules, included in the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included in the Prospectus.

      (n) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock (other than issuances of options in the ordinary course of business and pursuant to the Plans disclosed in the Prospectus or the issuance of Common Stock upon the exercise of outstanding options and warrants) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

      (o) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any governmental authorities or threatened by others.
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                                                                               5

      (p) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or
      (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except any violations or defaults with respect to (i), (ii) and/or (iii) which, singularly or in the aggregate, would not have a Material Adverse Effect.

      (q) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect, and the Company has not received notification of any revocation or modification of any such license, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed.

      (r) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus will become an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

      (s) Neither the Company nor any of its officers, directors or, to the Company's knowledge, affiliates, has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

      (t) The Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned or possessed by them and own or possess the right to use all intellectual property necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. The Company's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. Except as described in the Prospectus, no claim has been made or is likely to be made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

      (u) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that may result in a Material Adverse Effect, except such liens set forth in that certain Revolving Credit Agreement, dated as of October 24, 1997, between the Company and Imperial Bank (Comerica), as amended.

      (v) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is imminent which might be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

      (w) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

      (x) Except as disclosed in the Prospectus or as otherwise would not, singly or in the aggregate, have a Material Adverse Effect or otherwise require disclosure in the Prospectus, (i) neither the Company nor any of its subsidiaries has been or is in violation of any federal, state or local laws or regulation relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, without limitation, noncompliance with, or lack of, any permits or other environmental authorizations; (ii) to the Company's knowledge, there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future;
      (iii) neither the Company nor any of its subsidiaries has received any communication (written or oral), whether from a governmental agency or body or otherwise, alleging any such violation; (iv) there is no pending or threatened claim, action, investigation, notice (written or oral) or other proceeding by any person or entity alleging potential liability of either the Company or any of its subsidiaries (or against any person or entity for whose acts or omissions the Company or any of its subsidiaries is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or
      (B) circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, "Environmental Claims"); and (v) to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any Environmental Claim.

      (y) The Company and its subsidiaries each (i) have filed with all necessary federal, state and foreign income and franchise tax returns,
      (ii) have paid all federal state, local and foreign taxes due and payable for which it is liable, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the best of the Company's knowledge, proposed against it which could reasonably be expected to have a Material Adverse Effect.

      (z) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

      (aa) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets,
      (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (bb) The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each committee thereof) and stockholders of the Company and each of its subsidiaries since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

      (cc) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or to be filed as an exhibit to the Registration Statements which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statements are accurate and complete descriptions of such documents in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice or any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

      (dd) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

      (ee) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

      (ff) Neither the Company nor any of its subsidiaries own any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

      (gg) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Stock.

      (hh) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

      (ii) The Stock is listed or has been approved for listing subject to notice of issuance on the Nasdaq Stock Market's National Market.

      (II) Representations and Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder severally, and as to itself only, represents and warrants to, and agrees with, the several Underwriters that such Selling Stockholder:

      (a) Has, and immediately prior to the First Closing Date (as defined in Section 3 hereof) the Selling Stockholder will have, good and valid title to the shares of Firm Stock to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

      (b) Has duly and irrevocably executed and delivered a power of attorney, in substantially the form heretofore delivered by the Representatives (the "Power of Attorney"), appointing each of Jon E. Kirchner and Melvin Flanigan as attorney-in-fact (the "Attorney-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to authorize the delivery of the shares of Firm Stock to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement.

      (c) Has duly and irrevocably executed and delivered a custody agreement, in substantially the form heretofore delivered by the Representatives (the "Custody Agreement"), with EquiServe, Inc. and its fully-owned subsidiary EquiServe Trust Company, N.A. (the "Custodian"), pursuant to which certificates in negotiable form for the shares of Firm Stock to be sold by such Selling Stockholder hereunder have been placed in custody for delivery under this Agreement.

      (d) Has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of the charter or bylaws of such Selling Stockholder (if such Selling Stockholder is a corporation) or articles of partnership of such Selling Stockholder (if such Selling Stockholder is a partnership) or any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Firm Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws, the National Association of Securities Dealers, Inc. and the Nasdaq National Market in connection with the purchase and distribution of the Firm Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

      (e) The Registration Statements do not, and the Prospectus and any further amendments or supplements to the Registration Statements or the Prospectus will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the foregoing shall apply only to the extent that any information contained in or omitted from the Registration Statements or Prospectus was in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for inclusion therein. Nothing in this Section 2(II)(e) shall limit or restrict any of the representations and warranties of the Principal Selling Stockholders in Section 2(I) hereof.

      (f) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the any shares of Firm Stock.

3. Purchase Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell the Company Firm Stock to the several Underwriters, (b) each Selling Stockholder agrees, severally and not jointly, to sell to the several Underwriters the number of shares of Selling Stockholder Firm Stock set forth opposite such Selling Stockholder's name on Schedule B hereto, provided, however, that, to the extent any Selling Stockholder sells a number of shares of Selling Stockholder Firm Stock less than that number set forth opposite such Selling Stockholder's name on Schedule B hereto, the remaining of such shares shall be allocated either among the other Selling Stockholders on a pro rata basis or as the Company shall otherwise determine in its sole discretion, and (c) each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders that number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule A hereto (subject to adjustment by SG Cowen to eliminate fractions). The number of shares of Firm Stock to be purchased by each Underwriter from the Company and each Selling Stockholder hereunder shall, as nearly as practicable, be in the same proportion to the percentage of shares of Firm Stock being purchased by such Underwriter hereunder.

      The purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholders for the Stock will be $[ ] per share (the "Purchase Price").

      The Company and the Selling Stockholders will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the First Closing Date (as defined below) against payment of the aggregate Purchase Price therefor by same-day wire transfer to an account at a bank reasonably acceptable to SG Cowen, payable to the order of the Company, Equiserve, Inc., as Custodian for the Selling Stockholders, all at the offices of Heller, Ehrman, White & McAuliffe, LLP, 4350 La Jolla Village Drive, 7th Floor, San Diego, California 92122. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 7:00 A.M., California time, on July 15, 2003, in accordance with Rule 15c6-1 of the Exchange Act. Delivery of the Firm Stock will be made by credit through full fast transfer to accounts at the Depository Trust Company. The time and date of such payment and delivery are herein referred to as the "First Closing Date." The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company, the Attorney-in-Fact and SG Cowen.

      The Company and the Selling Stockholders shall make the certificates representing the Firm Stock available to the Representatives for examination on behalf of the Underwriters in San Diego, California at least twenty-four hours prior to the First Closing Date.

      For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase from the Company up to all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the numbers of shares of Optional Stock specified in the written notice by SG Cowen described below and the Underwriter agree, severally and not jointly, to purchase such shares of Optional Stock. Such shares of Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name bears to the total number of shares of Firm Stock (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, up to three times, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company.

      The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called an "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. (The Option Closing Dates and the First Closing Date are herein called the "Closing Dates".)

      The Company will deliver the Optional Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding an Option Closing Date against payment of the aggregate Purchase Price therefor by same-day funds by wire transfer to an account at a bank reasonably acceptable to SG Cowen payable to the order of the Company, all at the offices of Heller, Ehrman, White & McAuliffe, LLP, 4350 La Jolla Village Drive, 7th Floor, San Diego, California 92122. Delivery of the Optional Stock will be made by credit through full fast transfer to accounts at the Depository Trust Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company shall make the certificates for the Optional Stock available to the Representatives for examination on behalf of the Underwriters in San Diego, California not later than 7:00 A.M., California time, on the business day preceding an Option Closing

Date. Any Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement among the Company and SG Cowen.

      The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

(4) (I) Further Agreements of the Company. The Company agrees with the several Underwriters that:

      (a) The Company will prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statements or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review, other than any such amendment or supplement which, in the opinion of legal counsel to the Company, is required by applicable laws or regulations to be filed; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

      (b) If at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement when a prospectus relating to the Stock is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and upon their request will prepare an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Initial Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

      (c) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

      (d) To deliver promptly to SG Cowen Securities Corporation in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, and (iii) the Prospectus (not later than 9:00 A.M., New York time, of the second business day following the execution and delivery of this Agreement, or such later date agreed to by the Company and the Representatives) and any amended or supplemented Prospectus (not later than 9:00 A.M., New York time, on the second business day following the date of such amendment or supplement or such later date agreed to by the Company and SG Cowen Securities Corporation).

      (e) To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

      (f) The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate in writing to the Company and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

      (g) During the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted.

      (h) The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus without the prior written consent of SG Cowen other than (i) the Company's sale of the Stock hereunder, (ii) the issuance of options to purchase shares of Common Stock in the ordinary course of business and pursuant to the Company's 2003 Equity Incentive Plan, 2003 Employee Stock Purchase Plan and 2003 Foreign Subsidiary Employee Stock Purchase Plan (collectively, the "Plans") (not to exceed the shares available for issuance of grant under such plans as set forth in the Prospectus) and
      (ii) the issuance of shares of Common Stock upon exercise of options to purchase shares of Common Stock outstanding as of the date of this Agreement or issued in the ordinary course of business and pursuant to the Plans. The Company will cause all of its officers, directors and security holders (other than those security holders listed on Schedule C hereto) to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit I hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus, without the prior written consent of SG Cowen.

      (i) The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

      (j) Prior to each of the Closing Dates, the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

      (k) Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

      (l) In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

      (m) The Company will not take any action prior to the Option Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(I)(b).

      (n) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading "Use of Proceeds".

(II) FURTHER AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally and not jointly, agrees with the several Underwriters that:

      (a) The shares of Selling Stockholder Firm Stock represented by the certificates held in custody under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters and the other Selling Stockholders, and that the arrangement for such custody and the appointment of the Attorney-in-Fact are irrevocable; that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity, liquidation or distribution of such Selling Stockholder, or any other event, that if such Selling Stockholder should die or become incapacitated or is liquidated or dissolved or any other event occurs, before the delivery of the Firm Stock hereunder, certificates for the Firm Stock to be sold by such Selling Stockholder shall be delivered on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and action taken by the Attorney-in-Fact or any of them under the Power of Attorney shall be as valid as if such death, incapacity, liquidation or dissolution or other event had not occurred, whether or not the Custodian, the Attorney-in-Fact or any of them shall have notice of such death, incapacity, liquidation or dissolution or other event.

      (b) Such Selling Stockholder will deliver to SG Cowen on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person) or such other applicable form or statement specified by Treasury Department regulations in lieu thereof.

      (c) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the any shares of Stock.

5. PAYMENT OF EXPENSES. The Company agrees with the Underwriter to pay: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the Registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, Preliminary Prospectus, Prospectus any amendments and exhibits thereto the costs of printing, reproducing and distributing the Power of Attorney, the Custody Agreement, the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and this Agreement by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the National Association of Securities Dealers; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(I)(f) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters);
(g) all fees and expenses of the registrar and transfer agent of the Stock; and
(h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company's counsel and the Company's independent accountants); provided that, except as otherwise expressly provided in this Section 5 and in
Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

Each Selling Stockholder will pay all fees and expenses incident to the performance of such Selling Stockholder's obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for such Selling Stockholder, such Selling Stockholder's pro rata share of fees and expenses of the Attorney-in-Fact and the Custodian and all expenses and taxes incident to the sale and delivery of the Firm Stock to be sold by such Selling Stockholder to the Underwriters hereunder.

6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the respective representations and warranties of the Company and the Selling Stockholders contained herein, to the accuracy of the respective statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

      (a) No stop order suspending the effectiveness of either of the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Rule 462(b) Registration

      Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(I)(a).

      (b) None of the Underwriters shall have discovered on or prior to the Closing Date that the Registration Statements or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Underwriters, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

      (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Custody Agreements, the Powers of Attorney, the Stock, the Registration Statements and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

      (d) Heller Ehrman White & McAuliffe LLP shall have furnished to the Representatives such counsel's written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in the form attached hereto as Exhibit II.

      (e) O'Melveny & Myers LLP shall have furnished to the Representatives such counsel's written opinion, as counsel to the Selling Stockholders, addressed to the Underwriters and dated the First Closing Date, in the form attached hereto as Exhibit III.

      (f) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

      (g) At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained in the Prospectus.

      (h) On the Closing Date, the Representatives shall have received a letter (the "bring-down letter") from PricewaterhouseCoopers LLP addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(g).

      (i) The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its Chief Executive Officer and President and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statements and the Prospectus and, in their opinion, the Registration Statements as of their respective effective dates and the Prospectus, as of each such effective date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Initial Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statements or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development including a prospective change, in each of the instances in this clause (iv), that might have a Material Adverse Effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

      (j) Each Selling Stockholder (or an Attorney-in-Fact on behalf of such Selling Stockholder) shall have furnished to the Representatives on Closing Date a certificate, dated the such date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of the First Closing Date and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to the First Closing Date.

      (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

      (l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock.

      (m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company's corporate credit rating or the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of any of the Company's debt securities.

      (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum range for prices shall have been established on any such exchange by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States Federal or state authorities, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) (A) a declaration of a material national emergency or a declaration of war by the United States, or a material outbreak or escalation of hostilities between the United States and any foreign power,
      (B) an outbreak or material escalation of any other insurrection or armed conflict, or act of terrorism involving the United States, or any other material national or international crisis, calamity or emergency, (C) a "Red" terrorist threat condition, announced by the Homeland Security Advisory System or similar agency in the United States, (D) any material discharge, detonation, explosion or use against any person or entity or nation anywhere in the world of any weapon of mass destruction has occurred or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

      (o) The Nasdaq National Market System shall have approved the Stock for inclusion, subject only to official notice of issuance.

      (p) SG Cowen shall have received the written agreements, substantially in the form of Exhibit I hereto, of all of the officers and directors of the Company and all security holders of the Company listed on Schedule B hereto.

      (q) Eversheds LLP shall have furnished to the Representatives such counsel's written opinion, as special counsel to Digital Theater Systems
      (UK), addressed to the Underwriters and dated the Closing Date, in the form attached hereto as Exhibit IV.

      (r) SG Cowen shall have received a certificate from the general counsel or the substantial equivalent reasonably acceptable to SG Cowen of each of Forth Investments LLC, Universal City Studios LLP, Eos Partners SBIC, L.P., Scripps Ventures, L.L.C. and H&Q Digital Theater Systems Investors L.P., which certificate shall state that each of this Agreement, the Custody Agreement and the Power-of-Attorney has been duly authorized by or on behalf of such Selling Stockholder.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters, except that the opinions in (d), (e) and (q) above shall be in the form attached as Exhibits II, III and IV, respectively, hereto.

7. INDEMNIFICATION AND CONTRIBUTION.

      (a) The Company and the Principal Selling Stockholders shall indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the "Underwriter Indemnified Parties" and, each an "Underwriter Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter

      Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter Indemnified Party reasonably promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor any Principal Selling Stockholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon
      (i) an untrue statement or alleged untrue statement in or an omission or alleged omission from the Preliminary Prospectus, either of the Registration Statements or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters' Information (as defined in Section 16); provided, further, however, that the foregoing indemnification agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchases Stock, or any officers, employees, representatives, agents or controlling persons of such Underwriter, if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Stock to such person,
      (ii) a copy of the Prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(I)(d), and (iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

      The liability of any Principal Selling Stockholder under this subsection
      (a) shall be on a several, and not a joint, basis and shall not exceed the net proceeds received by such Principal Selling Stockholder in connection with the sale of such Principal Selling Stockholder's Firm Shares.

      This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

      (b) Each Non-Principal Selling Stockholder, severally and not jointly, shall indemnify and hold harmless each Underwriter Indemnified Party against any loss, claim, damage or liability or any action in respect thereof, to which that Underwriter Indemnified Party may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Non-Principal Selling Stockholder specifically for inclusion in the "Principal and Selling Stockholders" section therein, and shall reimburse each Underwriter Indemnified Party reasonably promptly upon demand for any legal or other expenses reasonably incurred by that

      Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnification agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Stock, or any officers, employees, representatives, agents or controlling persons of such Underwriter, (A) if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Stock to such person, (ii) a copy of the Prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(I)(d), and (iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability or (B) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or any amendment or supplement in reliance upon and in conformity with the Underwriters' Information (as defined in Section 16); and provided further, however, that the liability of any Non-Principal Selling Stockholder under this subsection (b) shall not exceed the net proceeds received by such Non-Principal Selling Stockholder in connection with the sale of such Non-Principal Selling Stockholder's Firm Shares. This indemnity agreement is not exclusive and will be in addition to any liability which the Non-Principal Selling Stockholders might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

      (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company its officers, employees, representatives and agents, each of its directors (including any person who with his consent is named in the Registration Statements as expected to become a director of the Company shortly after the First Closing Date) and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified Party") and the Selling Stockholders, their respective officers, employees, representatives and agents and each person, if any, who controls the Selling Stockholders within the meaning of the Securities Act (collectively, the "Selling Stockholder Indemnified Parties" and each a "Selling Stockholder Indemnified Party," against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties or the Selling Stockholder Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon
      (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or
      (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties and the Selling Stockholder Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriters' Information (as defined in Section 16). This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties and the Selling Stockholder Indemnified Parties.

      (d) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
      Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or
      (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties or Selling Stockholder Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a), 7(b) and 7(c), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(f) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

      (e) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      (f) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a), 7(b) or 7(c), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, either of the Registration Statements or the Prospectus consists solely of the Underwriters' Information (as defined in Section 16). The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(f) shall be deemed to include, for purposes of this Section 7(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
      Section 7(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7(f), no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Stockholder in connection with the sale of such Selling Stockholder's Firm Stock, after giving effect to any indemnification payment by such Selling Stockholder under Section 7(b) hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(f) are several in proportion to their respective underwriting obligations and not joint. Each Selling Stockholder's obligation to contribute as provided in this Section 7(f) is several in proportion to the respective number of shares of Firm Stock to be sold by such Selling Stockholder.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(k), 6(m) or 6(n) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company fails to tender any of the Company Firm Stock or Optional Stock for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Selling Stockholders collectively fail to tender all of the Selling Stockholder Firm Stock for delivery to the Underwriters for any reason not permitted under this Agreement or (d) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company and the Selling Stockholders shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, consistent with Section 5, and upon demand the Company and the Selling Stockholders shall pay the full amount thereof to the SG Cowen; provided, however, that if this Agreement is terminated pursuant to subsection (c) above, no Selling Stockholder shall be required to reimburse the Underwriters for fees and expenses unless such Selling Stockholder has failed to tender the Firm Stock for delivery to the Underwriters for any reason permitted under this Agreement and the other Selling Stockholders have not tendered additional shares of its Common Stock to cover such shortage. If this Agreement is terminated pursuant to
Section 8 or 10 by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses; provided, however, that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares of Stock underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares of Stock which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares of Stock and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight
(48) hours after such default, this Agreement shall terminate.

      If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the applicable Closing Date for a period of not more than five (5) full business days in order that the Company and the Selling Stockholders may effect whatever changes may thereby be made necessary in the Registration Statements or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statements or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Stockholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter, the Selling Stockholders or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 and except the provisions of Section 7 shall not terminate and shall remain in effect.

11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Stockholders contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties and the Selling Stockholder Indemnified Parties. It is understood that the Underwriter's responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. The term "successor" as used in this Section 11 shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

12. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholders, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

      (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen Securities Corporation
      Attention: Equity Capital Markets (Fax: 212-425-5801), with a copy to the same address, Attention: Legal Department (Fax:
      212-278-7995);

      (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Digital Theater Systems, Inc., Attention:
      Jon Kirchner (Fax:  (818) 706-8355);

      (c) if to any of the Selling Stockholders, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth on Schedule C hereto; provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth on Schedule C hereto; Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. Any party to this Agreement may change its address for notice by sending to the other parties to this Agreement written notice of a new address for such purposes.

14. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. Underwriters' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the "Underwriters' Information" consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the

Underwriters; (ii) the table of underwriters participating in the offering in the first paragraph under the heading "Underwriting"; and (iii) the statements concerning the Underwriters contained in the third paragraph under the heading "Underwriting" (which paragraph begins "The underwriters propose to offer the shares . . . .").

17. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters; and any action taken under this Agreement by any of the Attorneys-in-Fact will be binding on all the Selling Stockholders.

18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholders and the Representatives.

20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Stockholders represents by so doing that he or she has been duly appointed as Attorney-in-Fact by such Selling Stockholders pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

      If the foregoing is in accordance with your understanding of the agreement between the Company, the Selling Stockholders and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                            [Signature Page Follows]

      If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                         Very truly yours,

                                         DIGITAL THEATER SYSTEMS, INC.

                                         By:____________________________
                                         Name:  Jon Kirchner
                                         Title:  President and Chief Executive
                                         Officer


                                         SELLING STOCKHOLDERS LISTED IN
                                         SCHEDULE B

                                         By: Attorney in fact

                                         By:_____________________________

                                         Attorney-in-Fact acting on own behalf
                                         and on behalf of the Selling
                                         Stockholders listed in Schedule B.

Accepted as of the
date first above written:

SG COWEN SECURITIES CORPORATION
WILLIAM BLAIR & COMPANY
THOMAS WEISEL PARTNERS LLC
U.S. BANCORP PIPER JAFFRAY, INC.
   Acting on their own behalf
   and as Representatives of several
   Underwriters referred to in the
   foregoing Agreement.

By: SG COWEN SECURITIES CORPORATION


By:______________________________
   Name: William B. Buchanan, Jr.
   Title: Head of Equity Capital Markets

                                   SCHEDULE A

                                                      Number        Number of
                                                     of Firm        Optional
                                                      Shares         Shares
                                                      to be           to be
Name                                                Purchased       Purchased
----                                                ---------       ---------
SG Cowen Securities Corporation
William Blair & Company, L.L.C.
Thomas Weisel Partners LLC
U.S. Bancorp Piper Jaffray, Inc.
Total                                               4,500,000        675,000
                                                    =========        =======

                                   SCHEDULE B

                                                                 NUMBER
                                                            OF SHARES OF FIRM
 PRINCIPAL SELLING STOCKHOLDERS                            STOCK TO BE OFFERED
-------------------------------                            -------------------
Dan Slusser..........................................            60,224
Jon Kirchner.........................................           123,654
Melvin L. Flanigan...................................            29,059
Blake Welcher........................................            21,985

                                                                 NUMBER
                                                            OF SHARES OF FIRM
NON-PRINCIPAL SELLING STOCKHOLDERS                         STOCK TO BE OFFERED
----------------------------------                         -------------------
Eos Partners SBIC, L.P...............................           272,828
Weston Presidio Capital II, L.P......................           912,222
Forth Investments, LLC...............................           499,007
Universal City Studios LLLP..........................           499,007
Patrick Beard........................................           105,480
H&Q Digital Theater Systems Investors, L.P...........            51,309
Hambrecht & Quist LLC................................            8,792
Salah Hassanein......................................            52,956
Joe Dellaria.........................................            45,456
William Neighbors....................................            41,675
Richard Koppel ......................................            32,064
Julie Koppel ........................................            26,952
Ronald Booth.........................................            19,176
Robert Knudson.......................................            21,768
Nancy Montgomery.....................................            15,876
Karen Sullivan.......................................            15,876
Ming Yan.............................................            12,800
W. Paul Smith........................................            44,985
Patrick Watson.......................................            33,072

Andrea Nee...........................................            28,156
Jan Wissmuller.......................................             6,261
Jeffrey Skillen......................................             3,164
Comerica Bank........................................             5,917
Mr. and Mrs. John C. Dyatt...........................             3,502
Elizabeth Cohen......................................             2,389
Neil and Joan Robinson...............................             1,752
Brian and Jennifer Speers............................             1,752
Patrick Gadomski.....................................               188
Wendi King...........................................               369
Mrs. W.L. Neighbors..................................               327

TOTAL................................................         3,000,000
                                                              =========

                                    EXHIBIT I
                            Form of Lock Up Agreement

                                                      ________________, 2003

SG Cowen Securities Corporation
     As representative of the several Underwriters
1221 Avenue of the Americas
New York, New York  10021

Re:  Digital Theater Systems, Inc

Ladies and Gentlemen:

      In order to induce SG Cowen Securities Corporation ("SG Cowen") and the several underwriters to enter in to a certain underwriting agreement (the "Underwriting Agreement") with Digital Theater Systems, Inc., a Delaware corporation (the "Company"), with respect to the proposed public offering (the "Offering") of shares of the Company's Common Stock, par value $0.0001 per share ("Common Stock"), the undersigned hereby agrees that for a period of 90 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with the Offering (the "Lock-Up Period"), the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares, the "Beneficially Owned Shares")) or securities convertible into or exercisable or exchangeable in Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock or (iii) engage in any short selling of the Common Stock.

      The foregoing paragraph shall not apply to (1) any transfer of shares of Common Stock or any security convertible into Common Stock (a) as a bona fide gift or gifts, (b) to any trust for the benefit of the undersigned or the undersigned's immediate family, (c) by will or intestacy to the undersigned's legal representative, heir or legatee, (d) if the undersigned is a partnership or corporation or similar entity, as a distribution to partners or stockholders of the undersigned or (e) acquired in the public market on or after the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with the Offering, other than shares acquired through any directed share program of the Company, which shall be subject to the restrictions of said program; provided that each donee, transferee or distributee shall execute and deliver to SG Cowen a duplicate form of this letter; or (2) any sale of shares of Common Stock in the Offering pursuant to the Underwriting Agreement.

      Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

      In addition, the undersigned hereby waives, from the date hereof until the expiration of the Lock-Up Period, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

      If the Offering does not close by December 31, 2003, this Agreement shall terminate immediately upon such date and be of no further force and effect.

                                    By:
                                       ------------------------------


                                    ---------------------------------
                                    Print Name

                                    ---------------------------------
                                    Title (if applicable)

                                   EXHIBIT II
          [FORM OF OPINION OF HELLER EHRMAN WHITE & MCAULIFFE LLP]

SG COWEN SECURITIES CORPORATION

WILLIAM BLAIR & COMPANY

THOMAS WEISEL PARTNERS LLC

As Representatives of the several Underwriters

c/o SG Cowen Securities Corporation

Financial Square

New York, New York 10005

      RE:   DIGITAL THEATER SYSTEMS, INC.


Ladies and Gentlemen:


We have acted as counsel to Digital Theater Systems, Inc., a Delaware corporation (the "Company"), in connection with the Underwriting Agreement, dated as of November ___, 2003 (the "Agreement"), among the Company, the Selling Stockholders listed therein and you as the Representatives of the several Underwriters named therein, regarding the Company's issuance and sale of 1,500,000 shares of its common stock, par value $.0001 per share, at the First Closing pursuant to the Agreement (the "Company Firm Stock"); the preparation of the Registration Statement (Commission No. 333-[ ]), as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the Securities Act of 1933, as amended (the "Securities Act"), (the "Registration Statement") and the prospectus in the form deemed to be a part of the Registration Statement as filed pursuant to Rule 424(b) of the Securities Act on November ___, 2003 (the "Prospectus").


This opinion is being rendered pursuant to Section 6(d) of the Agreement. Capitalized terms used without definition in this opinion shall have the meanings ascribed to them in the Agreement.


                                       I.


In connection with this opinion, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of all records, documents, and instruments submitted to us as copies, faxes or .pdf files, and the genuineness of such originals. We have based our opinion upon our review of the following records, documents and instruments:

a. The Amended and Restated Certificate of Incorporation of the Company, including all amendments thereto, and certified by the Secretary of State of the State of Delaware as of [ ], 2003 and by an officer of the Company as being complete and in full force and effect as of the date of this opinion.

b. The Certificate of Incorporation of DTS Consumer Products, Inc. ("DTS Consumer") certified by the Secretary of State of the State of Delaware as of [ ], 2003, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion.

c. The Certificate of Formation of DTS Entertainment, LLC ("DTS Entertainment") certified by the Secretary of State of the State of Delaware as of [ ], 2003, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion.

d. The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion.

e. The Bylaws of DTS Consumer certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion.

f. Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company, the Pricing Committee and any other committees of the Board of Directors and the stockholders of the Company relating to: (i) the authority to execute and deliver the Agreement; (ii) the transactions contemplated by the Agreement,
(iii) the issuance of all capital stock of the Company and all options and warrants to purchase such capital stock and (iv) certain factual matters.

g. Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors of DTS Consumer and any committees thereof and the stockholders of DTS Consumer relating to the issuance of all equity securities of DTS Consumer.

h. Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the members of DTS Entertainment relating to the issuance of all membership interests and other equity securities of DTS Entertainment.

i. The Officers' Certificate, dated November __, 2003, of the President and Chief Executive Officer and the Chief Financial Officer of the Company delivered pursuant to Section 6(i) of the Agreement.

j. The letters of PricewaterhouseCoopers LLP, dated November __, 2003 and November ___, 2003, relating to the financial statements included in the Registration Statement and other matters referred to therein, delivered pursuant to Section 6(g) of the Agreement.

k. The opinion letter, dated November ___, 2003, of Eversheds LLP, special counsel for Digital Theater Systems (UK), delivered pursuant to Section 6(q) of the Agreement.

l. The opinion letter, dated November __, 2003, of O'Melveny & Myers LLP, counsel to the Selling Stockholders delivered pursuant to Section 6(e) of the Agreement.

m. A Certificate of Good Standing relating to the Company, issued by the Secretary of State of the State of Delaware, dated November ___, 2003, and bring-down letter as to the good standing of the Company in the State of Delaware as of November ___, 2003.

n. A Certificate of Good Standing relating to DTS Consumer, issued by the Secretary of State of the State of Delaware, dated November ___, 2003, and bring-down letter as to the good standing of DTS Consumer in the State of Delaware as of November ___, 2003.

o. A Certificate of Good Standing relating to DTS Entertainment, issued by the Secretary of State of the State of Delaware, dated November ___, 2003, and bring-down letter as to the good standing of DTS Entertainment in the State of Delaware as of November ___, 2003.

p. A Certificate of Status - Domestic Corporation relating to the Company, issued by the Secretary of State of the State of California, dated November ___, 2003, and bring-down letter as to the good standing of the Company in the State of California as of November ___, 2003.

q. A Certificate of Status - Domestic Corporation relating to DTS Consumer, issued by the Secretary of State of the State of California, dated November ___, 2003, and bring-down letter as to the good standing of DTS Consumer in the State of California as of November ___, 2003.

r. A Certificate of Good Standing relating to DTS Entertainment, issued by the Secretary of State of the State of California, dated November ___, 2003, and bring-down letter as to the good standing of DTS Entertainment in the State of California as of November ___, 2003.

s. The Registration Statement.

t. The Prospectus.

u. The agreements, leases or other documents or instruments that are filed as exhibits to the Registration Statement (or incorporated by reference therein), including executed counterparts of the Agreement.

v. A certificate from Equiserve, the Company's Registrar and Transfer Agent.

w. The stock ledger of DTS Consumer certified to us by an officer of the Company as being complete and accurate as of the date of this opinion letter.

x. The membership ledger of DTS Entertainment certified to us by an officer of the Company as being complete and accurate as of the date of this opinion letter.

y. A letter from The Nasdaq Stock Market, Inc. to the Company, dated November ___, 2003, related to the quotation of the Stock on the Nasdaq National Market.

z. The Registration Statement on Form 8-A relating to the common stock of the Company (Commission No. 000-50335), as filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

aa. The Certificate in Support of Legal Opinion, dated November __, 2003 (the "Backup Certificate"), of the President and Chief Executive Officer and the Chief Financial Officer of the Company delivered to us in connection with this opinion letter.

bb. Such other records, certificates, documents and instruments as we have deemed necessary for the purpose of rendering the opinions contained herein.


Our opinion is rendered subject to the following qualifications:

a. Our opinion in Paragraph 1 of Part III below that the Company is "validly existing as a corporation in good standing under the laws of the State of Delaware" is based solely on the records identified in Items (a) and (m) of Part
I. Our opinion in Paragraph 1 of Part III that the Company is "duly qualified as a foreign corporation and is in good standing under the laws of the State of California" is based solely on the records identified in Item (p) of Part I.

b. Our opinion in Paragraph 2 of Part III below that DTS Consumer and DTS Entertainment (collectively, the "Major Subsidiaries") are "validly existing in good standing under the laws of the State of Delaware" is based solely on the records identified in Items (b), (c), (n) and (o) of Part I. Our opinion in Paragraph 2 of Part III that the Major Subsidiaries are "duly qualified as a foreign corporation or limited liability company and are in good standing under the laws of the State of California" is based solely on the records identified in Items (q) and (r) of Part I.

c. Our opinion in Paragraph 3 of Part III below as to (i) the "authorized capitalization" of the Company is based solely on the records identified in Items (a) and (f) of Part I, (ii) the number of shares of common stock of the Company outstanding as of the date of this opinion is based solely on the records identified as Items (a), (f), (i) and (v) of Part I and (iii) the fully-paid and nonassessable status of the outstanding shares of capital stock of the Company is based on representations set forth in the Backup Certificate that the Company has received the amount of consideration recited in the applicable agreements and board resolutions pursuant to which such capital stock of the Company was issued.

d. Our opinion in Paragraph 4 of Part III below as to (i) the fully paid and nonassessable status of the outstanding shares of capital stock or membership interests of each Major Subsidiary is based on representations set forth in the

Backup Certificate that the Company has received the amount of consideration recited in the applicable agreements and board resolutions pursuant to which such capital stock or membership interests of each Major Subsidiary was issued and (ii) the ownership of the shares of capital stock or membership interests of each Major Subsidiary by the Company is based solely on the records identified as Items (g), (h), (v) and (w) of Part I and statements in the Backup Certificate.

e. With regard to our opinion in Paragraphs 7 and 8 of Part III below, we express no opinion with respect to any consents, approvals, authorizations, orders, filings, registrations or qualifications required by the NASD and the Blue Sky laws of the various states and other jurisdictions within the United States or the securities laws of any jurisdiction outside the United States for the issue and sales of the Company Firm Stock and compliance by the Company with the provisions of the Agreement. In addition, with regard to our opinion in item
(C) of Paragraph 7 of Part III below, we opine only as to those federal, Delaware corporate and California state laws, regulations and rules that customarily apply to transactions of this type, and our opinion does not cover regional and local laws, rules and regulations in such jurisdictions.

f. In connection with our opinion in Paragraph 9 of Part III below, as to matters of fact material to our opinion, we have relied upon the representations of factual matters contained in the Backup Certificate.

g. In connection with our opinion in Paragraph 10 of Part III below (and elsewhere)= relating to agreements or instruments filed as exhibits to the Registration Statement (or incorporated by reference therein), we have not reviewed, and express no opinion on (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain compliance, (ii) provisions relating to the occurrence of a "material adverse event" or words of similar import or (iii) parol evidence bearing on interpretation or construction. To the extent that any agreement, lease or instrument filed as an exhibit to the Registration Statement (or incorporated by reference therein) is governed by the laws of any jurisdiction other than the laws of the State of California or the Delaware General Corporation Law, our opinion relating to those agreements is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements or instruments.

h. Our opinion in Paragraph 12 of Part III below is based solely on the description of the nature of the Company's outstanding litigation matters set forth in the Backup Certificate.

i. Our opinion in Paragraph 13 of Part III below is based solely upon telephone communications between an attorney of this firm and a member of the Commission Staff, on November __, 2003, confirming that that the Registration Statement has become effective under the Securities Act, communications between an attorney of this firm and a member of the Commission Staff, on November ___, 2003, confirming that no stop order has been issued with respect to the Registration Statement and statements in the Backup Certificate that no stop order proceedings with respect to the Registration Statement are pending or threatened under the Securities Act. For purposes of our opinion in Paragraph 13 of Part III below, relating to the filing of the Prospectus pursuant to Rule 424(b), we have relied solely upon a confirmation of filing received from the Commission's EDGAR filing system dated November ___, 2003.

j. Our opinion in Paragraph 16 of Part III below, we have relied as to certain factual matters upon the Backup Certificate and have assumed that, pending the uses identified in the Prospectus, the net proceeds of the offering contemplated by the Prospectus will be invested in government securities within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), to the extent necessary to ensure that the Company will not hold "investment securities" (within the meaning of the Investment Company Act) having a value exceeding 40% of the Company's total assets (exclusive of government securities and cash items) on an unconsolidated basis. We have also not considered the effect on such opinion of the identity, business or control of any of the Company's stockholders and have assumed that none of the Company's stockholders would be deemed an "investment company" within the meaning of the Investment Company Act.


As used in our opinion, the expressions "to our knowledge," "known to us," and similar phrases mean that, after an examination of the documents made available to us by the Company and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the statements herein so qualified are inaccurate. Further, the expressions "to our knowledge," "known to us," and similar phrases refer to the actual knowledge of attorneys in this firm who are or have been involved in substantive legal representation of the Company regarding the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact or the accuracy of any statement so qualified, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such investigation. Except to the extent expressly set forth herein, no inference as to our knowledge of any matters bearing on the accuracy of any statement so qualified should be drawn from our representation of the Company or our rendering of the opinions set forth below.


We have also assumed that there are no facts or circumstances relating to the Underwriters or any holder of securities that might prevent them from enforcing any of the rights to which our opinion relates (for example, lack of due incorporation by any Underwriter, regulatory prohibitions relating to any Underwriter or failure on the part of any Underwriter to qualify to do business in any state where such qualification is a prerequisite to enforcement of rights under the Agreement). In addition, we have assumed that the representations and warranties as to factual matters made by the Company in the Agreement and pursuant thereto are true, correct and complete.


                                       II.


With respect to the opinions set forth in Part III below, we express no opinion as to:

a. Any securities law anti-fraud provisions, tax, anti-trust, land use, export, safety, environmental or hazardous materials laws, rules or regulations.

b. The securities laws of any jurisdiction, other than the federal securities laws, or any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Firm Stock is being offered by the Underwriters.

c. The applicable choice of law rules that may affect the interpretation of the Agreement.

d. The financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus.

e. Any state or federal laws, rules or regulations applicable to the transactions contemplated by the Agreement because of the nature of the business of any party thereto other than the Company.

f. The past, present or future fair market value of any securities.


This opinion is limited to the federal laws of the United States of America and the laws of the State of California, and the Delaware General Corporation Law. We disclaim any opinion as to the laws of any other jurisdiction and we further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body. Without limiting the generality of the foregoing, we are not acting here as experts on, and we do not express any opinion on any applicable laws, rules or regulations relating to patents, copyrights, trademarks and other proprietary rights and licenses. The limitation in the foregoing sentence regarding applicable laws, rules or regulations relating to patents, copyrights, trademarks and other proprietary rights and licenses does not apply to our opinion in Paragraph 7 of Part III below or our statement in Part IV below, which opinion or statement shall not be so limited.


                                      III.


Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the, assumptions, exceptions, limitations and qualifications expressed in this opinion letter, it is our opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement, except where the failure to have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company is duly qualified as a foreign corporation and is in good standing under the laws of the State of California.

2. Each of the Major Subsidiaries has been duly incorporated or formed and is validly existing in good standing under the laws of the State of Delaware, and has all corporate or limited liability company, as the case may be, power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement, except where the failure to have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect. Each of the Major Subsidiaries is duly qualified as a foreign corporation or limited liability company and is in good standing under the laws of the State of California.

3. The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are non-assessable and, to our knowledge, are fully-paid. Such shares conform to the description thereof contained under the heading "Description of Securities" in the Prospectus. The Company Firm Stock being delivered by the Company on the First Closing Date has been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the Agreement, will be validly issued, fully-paid and non-assessable and conform to the description thereof contained under the heading "Description of Securities" in the Prospectus.

4. All the outstanding shares of capital stock or membership interests of each Major Subsidiary have been duly authorized and validly issued, are non-assessable, and, to our knowledge, are fully-paid and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly owned subsidiaries, to our knowledge, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, except for any security interest granted to Comerica pursuant to the Company's credit facility with such institution.

5. There are no preemptive or other rights to subscribe for or to purchase from the Company any shares of the Company Firm Stock pursuant to the Company's Amended and Restated Certificate of Incorporation or Bylaws or, to our knowledge, contractual preemptive rights, except for such rights and/or restrictions that have been waived.

6. The Agreement has been duly authorized, executed and delivered by the Company.

7. The execution and delivery of the Agreement by the Company and the sale of the Company Firm Stock to the Underwriters contemplated thereby will not result in (A) a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument that is an exhibit to the Registration Statement, (B) any violation of the Amended and Restated Certificate of Incorporation or Bylaws of the Company or the charter, bylaws or operating agreement of the Major Subsidiaries or (C) any violation of any federal, Delaware corporate or California state law, regulation or rule or, to our knowledge, any decree, judgment or order applicable to the Company.

8. Except for the registration of the Company Firm Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities or blue sky laws in connection with the purchase and distribution of the Company Firm Stock by the Underwriters (except that that we express no opinion as to any necessary qualification under state securities or blue sky laws of the various jurisdictions in which the Stock is being offered by the Underwriters), no consent, approval, authorization or order of, or filing or registration with, any federal, Delaware corporate or California state governmental or regulatory agency or body is required in connection with the execution and delivery of the Agreement by the Company and the sale of the Company Firm Stock to the Underwriters as contemplated thereby.

9. The statements (A) in the Prospectus under the heading "Certain Relationships and Related Party Transactions," "Description of Securities," "Shares Eligible for Future Sale," "Material United States Federal Income Tax Considerations for Non-U.S. Holders of Our Common Stock" and "Risk Factors - Anti-Takeover Provisions Under Our Charter Documents and Delaware Law Could Delay or Prevent a Change of Control and Could Also Limit the Market Price of Our Stock" and (B) in the Registration Statement, Part II, Items 14 and 15 to the extent that they constitute summaries of matters of law or documents referred to therein, fairly summarize the matters of law and documents described therein in all material respects.

10. To our knowledge, neither the Company nor the Major Subsidiaries is in violation of its respective charter or bylaws, or is in breach of, or, except as disclosed in the Registration Statement, in default under any provision of any agreement or instrument which is an exhibit to the Registration Statement.

11. To our knowledge, there are no contracts, licenses, agreements or leases of a character which are required to be filed as exhibits to the Registration Statement or incorporated by reference therein which have not been so filed or incorporated by reference therein as required.

12. To our knowledge, there are no legal or governmental proceedings pending to which the Company or any Major Subsidiary is a party or of which any property or asset of the Company or a Major Subsidiary is the subject which are required to be described in the Prospectus but are not so described.

13. The Registration Statement (including all post-effective amendments, if any) has become effective under the Securities Act, any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose is pending or been threatened by the Commission.

14. The Registration Statement, as of its effective date, and the Prospectus, as of its date, and any further amendments or supplements thereto made by the Company prior to the First Closing Date, as of their respective dates (other than the financial statements and schedules and other financial and statistical data contained therein or incorporated by reference therein, as to which with your permission we express no opinion) complied as to form in all material respects with the requirements of the Securities Act.

15. To our knowledge, except as described in the Prospectus, no person or entity has the right to require the Company to register shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

16. Neither the Company nor any Major Subsidiary is an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

                                      IV.

In connection with the registration of the Company Firm Stock, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed. We are not, however, passing upon and do not assume responsibility for and we have not independently checked or verified the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus (except as and to the extent stated in Paragraph 9 of Part III above). We state, however, that based upon our participation as described in this paragraph, no facts have come to our attention that cause us to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus or any supplement thereto, at the date of such Prospectus or such supplement, and at all times up to the date of this opinion letter, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no belief with respect to the financial statements and schedules and other financial and statistical data contained or incorporated by reference in the Registration Statement or Prospectus).

This opinion letter is rendered to you in connection with the Agreement and is solely for your benefit in connection with the Agreement. This opinion letter may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any facts, circumstances, events or developments in areas covered by this opinion letter that occur or that are brought to our attention after the date of this opinion letter.

                                Very truly yours,





Prepared by:   ____________________



Signed by:     ____________________



Approved by:   ____________________



Date:  November ___, 2003

                                   EXHIBIT III

                   [FORM OF OPINION OF O'MELVENY & MYERS LLP]

November ___, 2003

SG Cowen Securities Corporation
William Blair & Company
Thomas Weisel Partners LLC
As Representatives of the several Underwriters
c/o SG Cowen Securities Corporation
Financial Square
New York, New York  10005

            RE: SALE OF _______ SHARES OF COMMON STOCK OF DIGITAL THEATER SYSTEMS, INC.

Ladies and Gentlemen:

      We have acted as counsel to those certain selling stockholders (the "Selling Stockholders") set forth on Schedule B to that certain Underwriting Agreement, dated November ___, 2003 (the "Agreement"), by and among you, as representatives of the several Underwriters named therein, Digital Theater Systems, Inc. (the "Company") and the Selling Stockholders, in connection with the Selling Stockholders' sale of ______ shares (the "Securities") of the common stock, par value $0.0001 per share (the "Common Stock"), of the Company, pursuant to the Agreement. We are providing this opinion to you pursuant to
Section 6(e) of the Agreement.

      In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the following:

(a) the Agreement;

(b) that certain Custody Agreement, dated November ___, 2003, between the Selling Stockholders, the Company, EquiServe, Inc., and its fully-owned subsidiary EquiServe Trust Company, N.A. (the "Custody Agreement"); and

(c) those certain Selling Stockholders' Irrevocable Powers-of-Attorney, dated November ___, 2003, between the Selling Stockholder and the attorneys named therein (the "Power-of-Attorney").

            As to relevant factual matters, we have relied upon, among other things, the factual representations in those certain Selling Stockholder Certificates dated November ___, 2003 (the "Selling Stockholder Certificates"), a copy of which has been given to you. With regard to our opinion in paragraph
(i) below, we have relied solely upon the Selling Stockholder Certificates and have not reviewed the charter, bylaws or articles of partnership of any Selling Stockholder. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

            We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have assumed that each natural person who is a party to the transaction has sufficient legal capacity to enter into and carry out his obligations under the Agreement, the Custody Agreement and the Powers-of-Attorney. To the extent the Selling Stockholders' obligations depend on the enforceability of the Agreement, the Custody Agreement and the Powers-of-Attorney against the other parties to the Agreement, the Custody Agreement and the Powers-of-Attorney, we have assumed that the Agreement, the Custody Agreement and the Powers-of-Attorney are enforceable against such other parties.

            On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

      (i) Neither the sale of the Securities pursuant to the Agreement nor the consummation by any of the Selling Stockholders of the other transactions contemplated thereby will (i) result in a breach or violation of (A) the charter or bylaws of any Selling Stockholder (if such Selling Stockholder is a corporation) or articles of partnership of such Selling Stockholder (if such Selling Stockholder is a corporation) or (B) any indenture or other agreement identified in the Selling Stockholder Certificates delivered by the Selling Stockholders and attached hereto as Exhibit A,
      (ii) breach or otherwise violate any obligation of or restriction on any Selling Stockholder, as identified in the Selling Stockholder Certificates, under any order, judgment or decree of any court or governmental authority binding on any Selling Stockholder, or (iii) violate any California, New York or federal statute, rule or regulation that we have, in the exercise of our costmary professional diligence, deemed applicable to any Selling Stockholder or to the transactions of the type contemplated by the Agreement.

      (ii) No order, consent, permit or approval of any California, New York or federal governmental authority is required on the part of any Selling Stockholder for the execution and delivery of the Agreement or the sale of the Securities sold by any Selling Stockholder, except such as is required under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder and such as may be required under the securities or blue sky laws of any other jurisdiction.

      (iii) Each of the Agreement, the Custody Agreement and the Power-of-Attorney has been duly executed and delivered by or on behalf of each Selling Stockholder.


      (iv) Each of the Agreement, Custody Agreement and the Power-of-Attorney constitutes a legally valid and binding obligation of each Selling Stockholder, except that we do not opine as to the validity or enforceability of any indemnification provisions contained in the Agreement or the Power-of-Attorney.

      (v) Upon payment for and delivery to the Underwriters in New York of the Securities to be sold by each Selling Stockholder in accordance with the Agreement, assuming each of the Underwriters is acquiring the Securities sold by the Selling Stockholder without notice of any adverse claim, no action based on an adverse claim to the Securities may successfully be asserted against the Underwriters under the Uniform Commercial Code in effect in the State of New York.

            The law covered by this opinion is limited to the present federal law of the United States and the present law of the States of California and New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.


            This opinion is furnished by us as counsel for the Selling Stockholders to you as the Underwriters and may be relied upon by you only in connection with the issuance and sale of the Securities. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in law.

                                   EXHIBIT IV

                       [FORM OF OPINION OF EVERSHEDS LLP]

SG Cowen Securities Corporation

William Blair & Company

Thomas Weisel Partners LLC

c/o SG Cowen Securities Corporation
Financial Square

New York, New York 10005
                                                               [ ] November 2003

Dear Sirs

DIGITAL THEATER SYSTEMS (UK) LIMITED

1. OVERVIEW

We begin (in section 2) by introducing some defined terms used in this letter.

In section 3, we describe the steps we have taken in preparation for giving our opinion.

In order to give our opinion, we need to make various assumptions about facts and about points of law; these are listed in section 4.

Our opinion itself is in section 5.

After that, in section 6, we explain some qualifications to which our opinion is subject.

Finally, in section 7, we set out the terms upon which we are giving our opinion.

2. DEFINED TERMS

For the sake of convenience, some words and phrases in this letter have been given special meanings. These are as follows.

I     "COMPANIES ACT" means the Companies Act 1985, as amended.

II    "COMPANY" means Digital Theater Systems (UK) Limited (company number
      03691273).

III "CONSTITUTIONAL DOCUMENTS" means the Company's memorandum and articles of association.

IV    "DTS INC" means Digital Theater Systems, Inc a Delaware corporation.

V     "INSOLVENCY ACT" means the Insolvency Act 1986, as amended.

VI    "PROSPECTUS" means the prospectus relating to the Transaction.

VII   "REGISTRAR" means the registrar of companies for England and Wales.

VIII "REGISTRATION STATEMENT" means the Registration Statement No. 333-104761 filed with the Securities Exchange Commission under the Securities Act of 1933, as amended, relating to the Transaction.

IX "TRANSACTION" means the public offering of DTS Inc's stock comprising the sale of [4,500,000] shares of common stock of DTS Inc plus up to an additional [675,000] shares of common stock to cover over-allotments, and approval for quotation of DTS Inc's stock on the Nasdaq National Market.

X "UNDERWRITING AGREEMENT" means the agreement dated [ ] November 2003 between DTS Inc, the Selling Stockholders (as defined therein), SG Cowen Securities Corporation, William Blair & Company, Thomas Weisel Partners LLC and U.S. Bancorp Piper Jaffray.

Where other capitalised terms are used in this letter and not otherwise defined, such terms shall have the meanings assigned to them in the Underwriting Agreement.

3. PREPARATIONS

I     We have taken the following steps in preparation for giving our opinion.

(a)   We have reviewed the following documents:

      1     a copy of each Constitutional Document;

      2 a Certificate of good standing in relation to the Company issued by the Registrar on [ November] 2003;

      3 the statutory books and minute book of the Company as provided to us on [ ] November 2003;

      4     a final draft of the Underwriting Agreement dated [ ] November 2003;
            and

      5     the Prospectus and Registration Statement dated [ ] November 2003.

(b) We have commissioned a search of the Company's file maintained by the Registrar, using the following method. We have obtained through ICC Juniper (an independent on-line search system) a copy of each document which is listed on Companies House Direct (an on-line search system supplied by the Registrar) as being contained on the Company's file today.

(c) We have asked an official at the Royal Courts of Justice in London today to check for any entry in respect of the Company on the Central Index of Winding-up Petitions for England and Wales.

II We have not reviewed any other documents, looked at any other information, carried out any other searches or made any other enquiries for the purposes of this opinion.


4.    ASSUMPTIONS

For the purposes of giving our opinion, we are making the assumptions listed in this section 4. We have not taken any steps to check their veracity, except as described in relation to section 4.1.3.

I     ASSUMPTIONS ABOUT THE STATUS OF THE COMPANY

(a) We assume that the Company is solvent at the time of the giving of this opinion. "Solvent," here, means that the Company is not deemed unable to pay its debts under section 123 of the Insolvency Act.

(b) We assume that no person has taken any step to put the Company into administration, to appoint an administrative receiver (or other receiver) in respect of it or any of its assets, to effect a voluntary arrangement in respect of it, to obtain a moratorium in respect of it (under section 1A of the Insolvency Act), to wind it up or to dissolve it.

(c) In relation to the assumption in section 4.1.2, we are able to provide the following information.

      1 There are requirements to send information to the Registrar in connection with each of the following events, namely: the making of an administration order; the appointment of an administrative receiver; the approval of a voluntary arrangement; the coming into force of a moratorium under section 1A of the Insolvency Act; the passing of a resolution to enter a voluntary liquidation; the making of a winding-up order; and the making of an order (under section 427 of the Companies Act) for the dissolution of a company in connection with a compromise or arrangement. Any such information sent to the Registrar should be placed on the relevant company's file. In addition, where the Registrar is taking steps to strike a company off the register, we would expect a copy of each relevant letter and advertisement to be placed on the company's file.

      2 The results of the company search mentioned in section 3.1.2 did not reveal any information of the type listed in section 4.1.3(a). However, this should not be taken to mean that the Company is not in administration, receivership or liquidation, not subject to a voluntary arrangement or to a moratorium and not being dissolved. There are two --- reasons for this. First, whenever information of this type is required to be sent to the Registrar, it need not be sent immediately (so an event could have occurred recently in respect of which the relevant filing has not yet been made). Secondly, there is no requirement to send to the Registrar notice of the presentation of a petition for winding-up or of a petition for administration (a filing requirement applies only once an order is made) but, on this point, see also section 4.1.3(c).

      3 The Central Index of Winding-up Petitions for England and Wales records details of each petition for the winding up of a company. It also records details of each petition for an administration order presented at the Royal Courts of Justice (but not of any such petition presented to any other court). The official we spoke to at the Royal Courts of Justice today told us that there was then no entry on the Index in respect of the Company. However, there is no guarantee given by Government (or by any person) as to the accuracy or reliability of the information provided by court officials in response to requests like ours.

II    ASSUMPTIONS ABOUT CORPORATE MATTERS

      We assume that:

(a) there have been no changes to the Constitutional Documents since the date of the company search;

(b) each person identified in the company search and certificate of good standing as a director of the Company was validly appointed as such and continues in office;

(c) the person identified in the company search and certificate of good standing as the Company's secretary was validly appointed as such and continues in office;

(d) the correct procedures were followed with regard to each board meeting referred to in the company search or minute books - for example, each board meeting was validly convened and was quorate, each director made an appropriate declaration of his interests (if necessary) and each resolution was duly passed;

(e) the resolutions recorded in the minute book of the Company have not been amended; and

(f) the board minutes contained in the minute book are an accurate record of each relevant board meeting.

III   ASSUMPTIONS ABOUT DOCUMENTS

(a)   We assume that:

      1 each document listed in section 3.1.1 which is an original (not a copy) is authentic and complete; and

      2 each document listed in section 3.1.1 which is a copy is a true copy of an authentic and complete original.

(b) We assume that the Underwriting Agreement will be validly executed and delivered by the parties to it in substantially the form we have reviewed.

(c) We assume that the Underwriting Agreement will, once executed and delivered, constitute valid, binding and enforceable obligations.

IV    ASSUMPTIONS ABOUT THE COMPANY SEARCH

      In relation to the company search mentioned in section 3.1.2, we assume that:

(a) no event has occurred in relation to the Company in respect of which a filing required to be made with the Registrar has not been made;

(b) all documents filed with the Registrar in relation to the Company have been placed on the Company's file; and

(c) the results of the search comprise a complete copy of each document on the Company's file today.

V     ASSUMPTIONS ABOUT STATUTORY BOOKS

      We assume that the statutory books and minute book of the Company as referred to in 3.1.1 above:

(a)   have been kept up to date;

(b)   have been written up accordingly; and

(c)   have not been amended since [ ] November 2003.

VI    ASSUMPTION ABOUT OTHER LAWS

      We assume that no law other than the law of England would affect our opinion.

5.    OPINION

      Our opinion, under English law, is as follows.

I     CORPORATE STATUS

The Company is a company duly incorporated in England and Wales and is validly existing in good standing under the Companies Act. The Company has all power and authority necessary under its constitution to own or hold its property and to conduct the business in which it is engaged, except where the failure to have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company (a "Material Adverse Effect").

II    SHARE CAPITAL

All the issued shares of the Company have been duly authorised and validly issued, are fully-paid and are owned directly by DTS Inc and save for any security interests held by Comerica pursuant to the credit facility between Comerica and DTS Inc, to our knowledge are free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

III   UNDERWRITING AGREEMENT

The execution and delivery of the Underwriting Agreement by DTS Inc and the sale of the Firm Stock by DTS Inc to the Underwriters contemplated thereby will not result in any breach or violation of the Constitutional Documents.

IV    REGISTRATION STATEMENT

To our knowledge, the Company is not in violation of its Constitutional Documents, or is in breach of, or, except as disclosed in the Registration Statement, in default under any provision of any agreement or instrument which is an exhibit to the Registration Statement.

6.    QUALIFICATIONS

      Our opinion is subject to various qualifications, as follows.

I     NO OPINION ON OTHER MATTERS

      We are not giving any opinion about any of the following matters:

(a) the treatment of any person or payment for the purposes of taxation or for the purposes of accounting;

(b) the veracity of any facts stated in the Prospectus, Registration Statement or Underwriting Agreement;

(c) whether the Company complies with the laws, regulations and rules affecting it, its business or its assets (except where we say so specifically in this letter); or

(d)   the laws of any jurisdiction other than England.

II    NO OPINION AS TO THE FUTURE

(a) Our opinion in section 5 is given on the basis of the information available to us today and this letter states the law as it is today.

(b) We have not undertaken to up-date our opinion in future or to advise you of any changes in the law (or in its interpretation) that might affect our opinion.

III   KNOWLEDGE

(a) Whenever a statement in this letter is qualified by the phrase "to our knowledge," or by any other similar phrase, or where it is noted that nothing has been brought to our attention, it means that the opinion stated is based solely upon the conscious awareness of information as to the matters being opined upon by (i) the partner who signs, on behalf of Eversheds LLP, this opinion letter, (ii) any qualified solicitor at Eversheds LLP who has been actively involved in preparing this opinion letter, and (iii) solely as to information relevant to a particular opinion issue or confirmation regarding a particular factual matter, any qualified solicitor at Eversheds LLP who is primarily responsible for providing the response concerning that particular opinion issue or confirmation. We have not undertaken, nor were we obligated or expected to undertake, an independent investigation to determine the accuracy of the facts or other information as to which our knowledge is sought, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our engagement by DTS Inc.

7.    TERMS ON WHICH OUR OPINION IS GIVEN

I We are giving our opinion to you in connection with the Transaction and you must not rely on it (or any part of it) for any other purpose.

II In sections 7.3 to 7.6, "LOSSES" means any loss, liability or damage arising out of or in connection with this letter, however it is caused and whether in contract (by way of indemnity or otherwise), in tort (including negligence) or in misrepresentation, restitution or otherwise (in each case, whether caused by negligence or not).

III The extent to which any Losses will be recoverable from us will be limited so as to be in proportion to our contribution to the overall fault for such Losses, taking into account any contributory negligence by the claimant, its other advisers and/or any other third party responsible to the claimant and/or liable in respect of such Losses.

IV No person is permitted to bring any claim in respect of Losses against any of our partners, employees or agents even where our partners, employees or agents have been negligent. This restriction will not operate to exclude any liability which cannot be excluded at law or to exclude the liability of Eversheds LLP for the acts or omissions of any of our partners, employees or agents. Each of our partners, employees and agents will have the right to enforce this section 7.4 pursuant to the Contracts (Rights of Third Parties) Act 1999. Each reference here to a "partner" is to a member of Eversheds LLP. The use of that term does not imply that the members of Eversheds LLP are carrying on business in partnership for the purposes of the Partnership Act 1890.

V Nothing in section 7.3 or 7.4 will affect any liability which we have at any time in respect of any Losses caused by our fraud, fraudulent misrepresentation or reckless disregard of our professional obligations or any other situation where the law prohibits us from excluding or limiting our liability.

VI No person other than the addressees of this letter is permitted to rely on our opinion (or any part of it) unless we give our prior consent.



Yours faithfully

EVERSHEDS LLP